Exhibit 99(b)

AMENDED AND RESTATED BY-LAWS

OF

VANECK VIP TRUST

Article 1

Master Trust Agreement and Principal Office

1.1              Master Trust Agreement. These By-Laws shall be subject to the Master Trust Agreement, as from time to time in effect (the “Master Trust Agreement”), of VanEck VIP Trust, the Massachusetts business trust established by the Master Trust Agreement (the “Trust”).

1.2              Principal Office of the Trust. The principal office of the Trust shall be located at 666 Third Avenue, New York, New York 10017.

1.3              Resident Agent. The resident agent for the Trust in Massachusetts shall be CT Corporation, 155 Federal Street, Suite 700, Boston, Massachusetts 02110 or such other person as the trustees (the “Trustees”) of the Trust’s Board of Trustees (the “Board”) may from time to time designate.

Article 2

Meetings of Trustees

2.1              Regular and Special Meetings. Regular and Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairperson of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer of the Trustees calling the meeting.

2.2              Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail, facsimile, e-mail or other electronic transmission method at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.3              Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.4              Participation by Telephone. One or more of the Trustees or of any committee of the Trustees may participate in a meeting thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Except where in-person participation is required by the Investment Company Act of 1940, as amended (the “1940 Act”), participation by conference telephone or similar communications equipment shall constitute presence in person at a meeting.

Article 3

Officers and Chairperson of the Trust

3.1              Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers, including Vice Presidents, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. An officer may be but none need be a shareholder. An officer, except for the Chief Compliance Officer, may be but none need be a Trustee. Any two or more offices may be held by the same person.

The Trustees shall also appoint a Chairperson of the Trustees. The Chairperson of the Trustees shall be a Trustee who is not an “interested person” of the Trust (an “Independent Trustee”) within the meaning of Section 2(a)(19) of the 1940 Act, and shall not be deemed to be an officer of the Trust by reason of such appointment as Chairperson of the Trustees. Additionally, the Trustees may, in their sole discretion, appoint one or more other Independent Trustees to serve as a Vice-Chairperson of the Trustees and, in such capacity, to perform any or all duties of the Chairperson of the Trustees as may be delegated thereto from time to time by the Chairperson of the Trustees.

3.2              Election. The President, the Treasurer, and the Secretary shall be elected annually by the Trustees at a meeting held within the first six months of the Trust’s fiscal year. The meeting at which the officers are elected shall be known as the annual meeting of Trustees. The Chief Compliance Officer’s designation and compensation must be approved by the Board, including a majority of the Independent Trustees. Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. Vacancies in any office may be filled at any time. The Trustees shall also consider the appointment of the Chairperson of the Trustees, and the Vice-Chairperson of the Trustees, if any, at least every two years.

3.3              Tenure. The President, the Treasurer, and the Secretary shall hold office until the next annual meeting of the Trustees and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. The Chief Compliance Officer shall hold office until his or her successor’s designation as Chief Compliance Officer is approved by the Board, including a majority of the Independent Trustees, he or she is removed from his or her responsibilities by action of (and only with the approval of) the Trust’s Board, including a majority of the Independent Trustees, or he or she sooner dies or resigns. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

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The Chairperson of the Trustees, and the Vice-Chairperson of the Trustees, if any, shall serve in such capacity for a term of two (2) years and until a successor is duly appointed, or until such earlier time as (i) the Trustee resigns or is removed by the Trustees; (ii) the Trustee ceases to be a Trustee; or (iii) such Trustee ceases to qualify as an Independent Trustee. A Trustee may serve as Chairperson of the Trustees or Vice-Chairperson of the Trustees for one or more consecutive terms, as determined by the Trustees.

3.4              Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Master Trust Agreement set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5              Chairperson of the Trustees. Unless the Trustees otherwise provide, the Chairperson of the Trustees, or, in the absence of the Chairperson of the Trustees, the Vice-Chairperson of the Trustees, or in the absence of the Vice-Chairperson of the Trustees, another Trustee selected by the Trustees, shall preside at all meetings of the shareholders and of the Trustees.

The Chairperson of the Trustees shall also have the following duties with respect to the Trust: (i) to preside at all meetings of the Trustees at which the Chairperson of the Trustees is present (and to delegate such duty to another Independent Trustee if neither the Chairperson nor Vice-Chairperson of the Trustees is present); (ii) to develop and set the agenda for all Trustee meetings in consultation with the officers of the Trust and management personnel of the service providers of the Trust (such officers and management personnel being referred to collectively as “Management”); (iii) to serve as a principal liaison with Management with respect to matters involving the Trustees; and (iv) to perform such other duties as may be necessary to comply with the requirements of Rule 0-1(a)(7)(iv) of the General Rules and Regulations under the 1940 Act. In fulfilling the duties hereunder, the Chairperson of the Trustees shall have access to such Management personnel as the Chairperson of the Trustees determines to be necessary or desirable and Management shall be obligated to make available to the Chairperson of the Trustees all information and assistance as may be reasonably necessary to permit the Chairperson of the Trustees to perform such duties.

3.6              President and Vice President. The President shall be the chief executive officer of the Trust. The Vice President, or if there be more than one Vice President, the Vice Presidents, in the order determined by the Trustees (or if there be no such determination, then in the order of their election) shall in the absence of the President or in the event of his inability or refusal to act, perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The President and Vice Presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

3.7              Treasurer. The Treasurer shall be the chief financial officer of the Trust, and shall, subject to the provisions of the Master Trust Agreement and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

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3.8              Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Trustees (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

3.9              Secretary. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meetings of the shareholders or Trustees, an assistant secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.10          Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Trustees (or if there be no determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

3.11          Chief Compliance Officer. The Chief Compliance Officer shall administer the Trust’s policies and procedures adopted by the Board pursuant to Rule 38a-1 under the 1940 Act (the “Rule 38a-1 Policies and Procedures”). The Chief Compliance Officer must no less frequently than annually (i) provide a written report to the Board on the operation of the Trust’s Rule 38a-1 Policies and Procedures and those of its service providers as required by Rule 38a-1 under the 1940 Act and (ii) meet separately with the Trust’s Independent Trustees.

3.12          Other Officers. The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

3.13          Resignations and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chairperson of the Trustees, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustees or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

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Article 4

Committees

4.1              General. The Trustees, by vote of a majority of the Trustees then in office, may establish one or more committees, each of which may consist of all or fewer than all of the Trustees, and may delegate thereto some or all of their powers except those which by law, by the Master Trust Agreement, or by these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

Article 5

Reports

5.1              General. The Trustees and officers shall render reports at the time and in the manner required by the Master Trust Agreement or any applicable law. Officers and committees shall tender such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

Article 6

Fiscal Year

6.1              General. The fiscal year of the Trust shall be fixed by resolution of the Trustees.

Article 7

Seal

7.1              General. The seal of the Trust shall consist of a flat-faced die with the word “Massachusetts”, together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

Article 8

Execution of Papers

8.1              General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations

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made by the Trustees shall be signed by the President, any Vice President, or by the Treasurer and need not bear the seal of the Trust.

Article 9

Issuance of Share Certificates

9.1              Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees may at any time authorize the issuance of share certificates either in limited cases or to all shareholders. In that event, a shareholder may receive a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the president or a vice president and by the treasurer or assistant treasurer. Such signatures may be facsimiles or electronic signatures if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employees of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

9.2              Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

9.3              Issuance of New Certificate to Pledgee. A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder, and entitled to vote thereon.

9.4              Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of shares certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

Article 10

Dealings with Trustees and Officers

10.1          General. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he were not a Trustee, officer or agent; and the Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which any Trustee, officer or other agent of the Trust may have an interest.

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Article 11

11.1          Voting. Subject to the provisions of the Master Trust Agreement, shareholders entitled to vote may vote either in person or by proxy; provided, that either (1) the shareholder or his or her duly authorized attorney has signed and dated a written instrument authorizing such proxy to act, or (2) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the shareholders of any series or class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, shares may be voted only in person or by written proxy.

Article 12

Amendments to the By-Laws

12.1          General. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

As amended and restated effective on May 1, 2016.

ACTIVE/85635631.3

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